As filed with the Securities and Exchange Commission on August 3, 2004
                                           Registration No. 333-______
======================================================================

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

                    WERNER ENTERPRISES, INC.
     (Exact name of Registrant as specified in its charter)

       NEBRASKA                                 47-0648386
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)             Identification No.)

  14507 FRONTIER ROAD
 POST OFFICE BOX 45308
    OMAHA, NEBRASKA                             68145-0308
(Address of Principal Executive Offices)        (Zip Code)

                    WERNER ENTERPRISES, INC.
             AMENDED AND RESTATED STOCK OPTION PLAN
                    (Full title of the Plan)

                                                 Copy to:
     JOHN J. STEELE                         JOHN S. ZEILINGER
Vice President, Treasurer and        Baird, Holm, McEachen, Pedersen,
   Chief Financial Officer                Hamann & Strasheim LLP
   Werner Enterprises, Inc.                 1500 Woodmen Tower
     14507 Frontier Road                Omaha, Nebraska 68102-2068
    Post Office Box 45308
 Omaha, Nebraska 68145-0308
             (Name and address of agent for service)

     (402) 895-6640                           (402) 344-0500
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------
 ----------------  --------------  ---------  ---------  ------------
                                   Proposed   Proposed
                                    maximum    maximum
     Title of         Amount        offering  aggregate   Amount of
  securities to        to be       price per  offering   registration
  be registered    registered (1)  share (2)  price (2)     fee(2)
 ----------------  --------------  ---------  ---------  ------------
----------------------------------------------------------------------


 Common Stock,       5,416,666       $19.66 $106,491,654   $13,493
   $.01 par value
----------------------------------------------------------------------

(1) Represents shares of the Registrant's common stock authorized to be issued under the Werner Enterprises, Inc. Amended and Restated Stock Option Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also registers such additional indeterminate amount of shares as may be issuable as a result of a stock split, stock dividend or similar transaction with respect to the shares covered hereby.
(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the computation is based upon the average of the high and low sale prices for the Registrant's common stock reported by the Nasdaq National Market on July 28, 2004.
======================================================================

      Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also amends the information contained in the earlier registration statements relating to the Werner Enterprises, Inc. Stock Option Plan: Registration Statement No. 33-15894 filed on July 16, 1987, including Post-Effective Amendment No. 1 to Form S-8 filed on August 7, 1987 and Post-Effective Amendment No. 2 to Form S-8 filed on November 2, 1987; and Registration Statement No. 333-103467 filed on February 26, 2003.

                        EXPLANATORY NOTE

     As  permitted  by   General  Instruction  E  to  Form  S-8,  this
Registration Statement incorporates by reference the information contained in Registration Statement No. 33-15894 relating to the Werner Enterprises, Inc. Stock Option Plan (the "Plan"), filed on July 16, 1987, including Post-Effective Amendment No. 1 to Form S-8 filed on August 7, 1987 and Post-Effective Amendment No. 2 to Form S-8 filed on November 2, 1987; and Registration Statement No. 333-103467 filed on February 26, 2003 (the "Prior Registration Statements"). Under the Prior Registration Statements and pursuant to Rule 416(a) under the Securities Act of 1933, the Registrant registered 14,583,334 shares of its common stock for issuance under the Plan. This Registration
Statement is being filed to reflect an amendment to the Plan that increased the aggregate number of shares of Registrant's common stock authorized to be issued under the Plan from 14,583,334 to 20,000,000.

ITEM 8. EXHIBITS

     The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, Nebraska on the 3rd day of August, 2004.

                                        WERNER ENTERPRISES, INC.

                                        By: /s/ John J. Steele
                                        -----------------------------
                                        John J. Steele,
                                        Vice President, Treasurer and
                                        Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                 Position                   Date
       ---------                 --------                   ----
  /s/ Clarence L. Werner    Chairman of the Board,     August 3, 2004
  ------------------------  Chief Executive Officer
  Clarence L. Werner        and Director

  /s/ Gary L. Werner        Vice Chairman and          August 3, 2004
  ------------------------  Director
  Gary L. Werner

  /s/ Gregory L. Werner     President, Chief           August 3, 2004
  ------------------------  Operating Officer and
  Gregory L. Werner         Director

  /s/ John J. Steele        Vice President,            August 3, 2004
  ------------------------  Treasurer and Chief
  John J. Steele            Financial Officer

  /s/ James L. Johnson      Vice President,            August 3, 2004
  ------------------------  Controller and Corporate
  James L. Johnson          Secretary

  /s/ Jeffrey G. Doll       Lead Outside Director      August 3, 2004
  ------------------------
  Jeffrey G. Doll

  /s/ Gerald H. Timmerman   Director                   August 3, 2004
  ------------------------
  Gerald H. Timmerman

  /s/ Michael L. Steinbach  Director                   August 3, 2004
  ------------------------
  Michael L. Steinbach

  /s/ Kenneth M. Bird       Director                   August 3, 2004
  ------------------------
  Kenneth M. Bird

  /s/ Patrick J. Jung       Director                   August 3, 2004
  ------------------------
  Patrick J. Jung


                          EXHIBIT INDEX


  Exhibit                              Page Number or Incorporated by
  Number          Description                  Reference to
  -------         -----------          ------------------------------

  4.1(A)   Revised and Amended           Exhibit 3 to Registration
           Articles of Incorporation     Statement on Form S-1,
                                         Registration No. 33-5245

  4.1(B)   Articles of Amendment to      Exhibit 3(i) to the
           Articles of Incorporation     Company's report on Form
                                         10-Q for the quarter
                                         ended May 31, 1994

  4.1(C)   Articles of Amendment to      Exhibit 3(i) to the Company's
           Articles of Incorporation     report on Form 10-K for the
                                         year ended December 31, 1998

  4.2      Revised and Restated By-Laws  Exhibit 3(ii) to the Company's
                                         report on Form 10-Q for the
                                         quarter ended June 30, 2004

  4.3      Werner Enterprises, Inc.      Exhibit 10.1 to the Company's
           Amended and Restated Stock    report on Form 10-Q for the
           Option Plan                   quarter ended June 30, 2004

  5.1      Opinion of Baird, Holm,       Filed herewith
           McEachen, Pedersen, Hamann
           & Strasheim LLP regarding
           legality of common stock

  23.1     Consent of Baird, Holm,       Filed herewith (included in
           McEachen, Pedersen, Hamann    Exhibit 5.1)
           & Strasheim LLP

  23.2     Consent of KPMG LLP           Filed herewith
